UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

GREAT BASIN SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The registrant files this Amendment No. 1 to its Current Report on Form 8-K, as originally filed with the U.S. Securities and Exchange Commission on February 16, 2017, to correct clerical errors contained in the original report regarding the amount of the Redemption Note and Redemption Price (as defined below).

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 29, 2016, on June 29, 2016, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “2016 SPA”) in relation to our issuance and sale to certain buyers as set forth in the Schedule of Buyers attached to the 2016 SPA (the “ 2016 Note Buyers”) of $75 million aggregate principal amount of senior secured convertible notes (the “2016 Notes”).

On February 16, 2017, the Company and one of the 2016 Note Buyers entered into an agreement (the “Note Redemption Agreement”), pursuant to which the Company agreed to redeem $1,729,920 of the 2016 Note (the “Redemption Note”) held by such 2016 Note Buyer for an aggregate redemption price of $1,729,920 (the “Redemption Price”), which will satisfy such Redemption Note in full. The Company will pay the Redemption Price for the Redemption Notes from cash held in the restricted accounts of the Company. After the redemption, the principal amount of the remaining 2016 Notes will be reduced from $36.0 million to $34.3 million.

The foregoing is a summary description of the material terms of the Note Redemption Agreements and is qualified in its entirety by the form of Note Redemption Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
10.1*	Form of Note Redemption Agreement

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: February 17, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer